UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 1, 2012

Save The World Air, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(1)    Effective February 1, 2012, Registrant appointed Greggory Bigger to serve as its chief financial officer (“CFO”).

(2)    Since March 2009, to the present, Mr. Bigger, age 44, has and continues to serve as a principal at Rocfin Advisors LLC (“Rocfin Advisors”), a firm located in Tiburon, California. Rocfin Advisors is an acronym for regulatory, operational, compliance and finance, and is a strategic advisory, financial and management consulting firm specializing in addressing the needs of highly regulated industries. Rocfin Advisors has knowledge and expertise in the highly regulated health care, financial services and banking industries, with additional expertise in technology, environmental and energy sectors. Mr. Bigger will be available, and will continue, to provide services to Rocfin Advisors while he serves as Registrant’s CFO.

Prior to Rocfin Advisors, during the period January 2005, through March 2009, Mr. Bigger was the founder and a member of the Board of Directors of the Bank of Santa Barbara, located in Santa Barbara, California. Mr. Bigger coordinated the development and creation of the bank, raised the necessary initial capital for the bank, recruited and organized the bank’s Board of Directors, executive team and staff, assisted in developing the bank’s credit policies, and was responsible for execution of the banks business strategy, growth and success in the region. As a director of the bank, Mr. Bigger was authorized and approved to sign call reports (financial statements) as trustee for reporting purposes.

Earlier in his career, Mr. Bigger held a variety of key management and leadership positions including positions at U.S. Trust as a Vice-President in the private client group, and First Republic Bank as a Vice-President and Manager in the private banking group. He was instrumental in First Republic Bank’s successful launch to commercial operations and its overall success in Santa Barbara, California.

(3)    In connection with Mr. Bigger’s employment as Registrant’s CFO, he will be paid an initial acceptance bonus of $10,000.00. Effective February 1, 2012, he will be paid a monthly salary of $10,000.00, plus an automobile allowance of $900.00 per month. He will be provided three (3) weeks vacation time for each twelve (12) month period of employment, and the initial term of his employment is twelve (12) months.  Mr. Bigger will also be awarded stock options in the future pursuant to such terms and conditions as Registrant’s Board of Directors shall determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAVE THE WORLD AIR INC.

Date: February 2, 2012	By: /s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: CEO